Exhibit 99
Press Release

CORRECTION

Midland, Texas, October 19, 2007, United Heritage Corporation (NASDAQ: UHCP) is correcting the press release issued on October 18, 2007 relating to the positions held by Joseph F. (Chip) Langston Jr. Mr. Langston is currently interim Chief Executive Officer, interim President, interim Chairman of the Board of Directors, Chief Financial Officer and Treasurer. Mr. Theodore D. Williams is solely a member of the Company’s Board of Directors.

Private Securities Litigation Reform Act Safe Harbor Statement:

The matters discussed in this release contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended that involve risks and uncertainties. All statements other than statements of historical information provided herein are forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those that we may anticipate include our dependence upon financing, the rules of regulatory authorities in the oil and gas industry, our ability to develop the Company’s property in a cost-effective manner and the volatility of oil and gas prices Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis, judgment, belief or expectation only as of the date hereof.